Exhibit 99.1

Citius Pharmaceuticals, Inc. Reports Fiscal Full Year 2022 Financial Results and Provides Business Update

$41.7 million in cash and cash equivalents as of September 30, 2022; extends runway through December 2023

Mino-Lok® Phase 3 trial closer to completion with 169 patients recruited, 72 failure events and 17 patients in active treatment or pending data review

I/ONTAK BLA accepted for filing by the FDA; updated PDUFA target action date is July 28, 2023

Halo-Lido Phase 2b trial progressed; data readout expected 2H 2023

Multiple value-driving catalysts anticipated in 2023, including a potential drug approval and two trial completions

CRANFORD, N.J., December 22, 2022 -- Citius Pharmaceuticals, Inc. (“Citius” or the “Company”) (Nasdaq: CTXR), a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products today reported business and financial results for the fiscal full year ended September 30, 2022.

Fiscal Full Year 2022 Business Highlights and Subsequent Developments

-	Completed Pivotal Phase 3 trial of I/ONTAK (E7777) and submitted biologics license application (BLA) to the U.S. Food and Drug Administration (FDA);

-	FDA confirmed Prescription Drug User Fee Act (PDUFA) target action date of July 28, 2023;

-	Advanced Mino-Lok® Phase 3 trial:

o	Expanded trial to additional sites in India for an anticipated total of 35 clinical trial locations globally,

o	Enrolled 169 patients to date, exceeding recruitment goal of 144 patients,

o	Observed 72 of 92 required catheter failure events, with 17 patients in active treatment or pending study completion data review (which may contribute additional failure events);

-	Initiated Phase 2b trial of Halo-Lido for the treatment of hemorrhoids in April 2022; patient enrollment ongoing with data readout expected 2H 2023;

-	Initiated clinical collaboration with the University of Pittsburgh to evaluate regulatory T-cell (T-reg) depletion with I/ONTAK (E7777) in combination with pembrolizumab in recurrent or metastatic solid cancer tumors in a Phase 1 investigator-initiated trial, with first patient enrolled in November 2022; and,

-	Approved for $3.6 million in non-dilutive capital through the New Jersey Economic Development Program to support ongoing research and development efforts.

Financial Highlights

-	Cash and cash equivalents of $41.7 million as of September 30, 2022;

-	R&D expenses were $17.7 million for the full year ended September 30, 2022, compared to $12.2 million for the full year ended September 30, 2021;

-	G&A expenses were $11.8 million for the full year ended September 30, 2022, compared to $9.8 million for the full year ended September 30, 2021;

-	Stock-based compensation expense was $3.9 million for the full year ended September 30, 2022, compared to $1.5 million for the full year ended September 30, 2021; and,

-	Net loss was $33.6 million, or ($0.23) per share for the full year ended September 30, 2022 compared to a net loss of $23.1 million, or ($0.23) per share for the full year ended September 30, 2021.

“In 2022, we focused on execution across our key development programs: I/ONTAK, Mino-Lok and Halo-Lido. These efforts, combined with a prudent use of funds, enabled us to meaningfully advance our pipeline. We believe we have sufficient runway through December 2023 to realize additional value-creating milestones, including a potential FDA approval and two anticipated trial completions in the coming calendar year,” stated Leonard Mazur, Chairman and CEO of Citius.

“Our Phase 3 Mino-Lok trial is now significantly closer to completion. While we expected to achieve 92 catheter failure events with 144 patients by the end of 2022, the trial’s observed catheter failure event rate has proven to be lower than anticipated. Consequently, we must continue recruiting patients. By successfully re-engaging with our U.S. trial sites as they recovered from the impact of Covid, we were able to drive patient recruitment. We have now exceeded our targeted enrollment and have achieved 72 of the required catheter failure events, with additional patients under review. To augment our recruitment efforts and continue the positive momentum in enrollment, we expanded the Mino-Lok trial to include sites in India. Once all new trial sites are fully activated, we will have nearly doubled our clinical site footprint. With these additional sites helping to drive incremental enrollment, we anticipate that the 92-event threshold required to complete the trial is achievable in the coming months,” added Mazur.

“During the year, we also completed a Phase 3 trial and submitted a BLA for I/ONTAK, an oncology asset we in-licensed just over a year ago. Upon further discussion with the FDA, the PDUFA target date has been set for July 28, 2023. We remain committed to establishing a robust commercial infrastructure to support I/ONTAK’s successful product launch, if approved. In the second half of 2022, we also extended our support for a Phase 1 investigator-initiated study of I/ONTAK in combination with pembrolizumab (Keytruda®1) to treat patients with recurrent or metastatic solid tumors. This study has begun recruiting patients and is the second investigator-initiated trial to explore I/ONTAK’s potential as a combination therapy in much larger immuno-oncology markets. We continue to believe I/ONTAK’s value extends beyond a potential initial indication in persistent or recurrent cutaneous T-cell lymphoma. Earlier in the year, we announced our intention to spin off I/ONTAK. Given broader market conditions, we continue to evaluate opportunities to further unlock this asset’s value,” continued Mazur.

“In addition to advancing our Phase 3 trials, we initiated a Phase 2b trial for Halo-Lido, our prescription strength topical formulation for hemorrhoids. The trial began enrolling patients with symptomatic Grade II or III hemorrhoids in the second quarter of 2022. Recent recruitment has accelerated and we expect complete trial data available in the second half of 2023,” added Mazur.

[1]	KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth, NJ, USA

“As financial stewards, we continuously evaluate the optimal capital structure for the company. We believe our anticipated catalysts, along with a healthy cash position, provide us with several strategic and financial options with which to continue advancing our pipeline. This may include the previously announced potential spinoff of I/ONTAK into a standalone oncology company, pending market conditions, and other standalone financing alternatives available to us. We are encouraged by the multiple value-driving catalysts anticipated in calendar 2023, including a potential drug approval and two trial completions, and look forward to extending our positive momentum in the months ahead,” concluded Mazur.

Full Year 2022 Financial Results:

Liquidity

As of September 30, 2022, the Company had $41.7 million in cash and cash equivalents.

As of September 30, 2022, the Company had 146,211,130 common shares outstanding.

The Company estimates that its available cash resources will be sufficient to fund its operations through December 2023.

Research and Development (R&D) Expenses

R&D expenses were $17.7 million for the full year ended September 30, 2022, compared to $12.2 million for the full year ended September 30, 2021. The increase of $5.5 million is primarily associated with the completion of the I/ONTAK (E7777) Phase 3 trial and the preparation and submission of the related Biologics License Application to the FDA, incremental Mino-Lok Phase 3 trial costs related to the addition of a global clinical research organization, Biorasi, and the opening of international sites in India, as well as costs associated with the initiation of the Halo-Lido Phase 2 study. The increase was offset primarily by a one-time $5 million license fee paid to Novellus in the year ended September 30, 2021, which did not recur.

We expect that research and development expenses will continue to increase in fiscal 2023 as we continue to focus on the anticipated commercialization of E7777, our Phase 3 trial for Mino-Lok, our Phase 2b trial for Halo-Lido, and accelerate our research and development efforts related to Mino-Wrap and ARDS.

General and Administrative (G&A) Expenses

G&A expenses were $11.8 million for the full year ended September 30, 2022, compared to $9.8 million for the full year ended September 30, 2021. The increase was primarily due to additional compensation costs for new employees and investor relations expenses. General and administrative expenses consist primarily of compensation costs, consulting fees for our financing activities and corporate development services, and investor relations expenses.

Stock-based Compensation Expense

For the full year ended September 30, 2022, stock-based compensation expense was $3.9 million as compared to $1.5 million for the prior year. The increase reflects expenses related to new grants made by Citius and the NoveCite stock option plan. In fiscal year 2022, we granted options to our new employees and additional options to other employees, directors, and consultants. Stock-based compensation expense includes options granted to directors, employees, and consultants.

At September 30, 2022, unrecognized total compensation cost related to unvested options for Citius common stock of $5.3 million is expected to be recognized over a weighted average period of 1.9 years and unrecognized total compensation cost related to unvested options for NoveCite common stock of $0.2 million is expected to be recognized over a weighted average period of 1.5 years

Net loss

Net loss was $33.6 million, or ($0.23) per share for the year ended September 30, 2022, compared to a net loss of $23.1 million, or ($0.23) per share for the year ended September 30, 2021. The increase in net loss is primarily due to the $5.4 million increase in our research and development expenses, a $1.9 million increase in general and administrative expenses, and a $2.4 million increase in stock-based compensation expense.

About Citius Pharmaceuticals, Inc.

Citius is a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products, with a focus on oncology, anti-infectives in adjunct cancer care, unique prescription products, and stem cell therapies. The Company’s diversified pipeline includes two late-stage product candidates, Mino-Lok®, an antibiotic lock solution for the treatment of patients with catheter-related bloodstream infections, which is currently enrolling patients in a Phase 3 Pivotal superiority trial, and I/ONTAK (E7777), a novel IL-2R immunotherapy for an initial indication in CTCL, for which a BLA is under review by the FDA. Mino-Lok® was granted Fast Track designation by the FDA. I/ONTAK has received orphan drug designation by the FDA for the treatment of CTCL and PTCL. In the first half of 2022, Citius initiated a Phase 2b trial for Halo-Lido, a topical formulation for the relief of hemorrhoids. For more information, please visit www.citiuspharma.com.

Safe Harbor

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: our ability to successfully undertake and complete clinical trials and the results from those trials for our product candidates; risks relating to the results of research and development activities, including those from existing and new pipeline assets; uncertainties relating to preclinical and clinical testing; the early stage of products under development; our need for substantial additional funds; our dependence on third-party suppliers; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; our ability to commercialize our products if approved by the FDA; market and other conditions; our ability to attract, integrate, and retain key personnel; risks related to our growth strategy; patent and intellectual property matters; our ability to attract, integrate, and retain key personnel; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; our ability to procure cGMP commercial-scale supply; government regulation; competition; as well as other risks described in our SEC filings. These risks have been and may be further impacted by Covid-19. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings which are available on the SEC’s website at www.sec.gov, including in our Annual Report on Form 10-K for the year ended September 30, 2022, filed with the SEC on December 22, 2022 and updated by our subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Relations for Citius Pharmaceuticals:

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

-- Financial Tables Follow –

 CITIUS PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2022 AND 2021

	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$41,711,690	$70,072,946
Prepaid expenses	2,852,580	2,741,404
Total Current Assets	44,564,270	72,814,350

Property and equipment, net	4,100	7,023

Operating lease right-of-use asset, net	646,074	822,828

Other Assets:
Deposits	38,062	38,062
In-process research and development	59,400,000	59,400,000
Goodwill	9,346,796	9,346,796
Total Other Assets	68,784,858	68,784,858

Total Assets	$113,999,302	$142,429,059

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,165,378	$1,277,095
Accrued expenses	1,405,394	621,960
Accrued compensation	1,762,251	1,906,000
Operating lease liability	196,989	177,237
Total Current Liabilities	4,530,012	3,982,292

Deferred tax liability	5,561,800	4,985,800
Operating lease liability – non current	481,245	678,234
Total Liabilities	10,573,057	9,646,326

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock - $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock - $0.001 par value; 400,000,000 shares authorized; 146,211,130 and 145,979,429 shares issued and outstanding at September 30, 2022 and 2021, respectively	146,211	145,979
Additional paid-in capital	232,368,121	228,084,195
Accumulated deficit	(129,688,467)	(96,047,821)
Total Citius Pharmaceuticals, Inc. Stockholders’ Equity	102,825,865	132,182,353
Non-controlling interest	600,380	600,380
Total Equity	103,426,245	132,782,733

Total Liabilities and Equity	$113,999,302	$142,429,059

CITIUS PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021

	2022	2021
Revenues	$—	$—

Operating Expenses:
Research and development	17,655,482	12,240,503
General and administrative	11,754,609	9,836,412
Stock-based compensation – general and administrative	3,905,954	1,454,979
Total Operating Expenses	33,316,045	23,531,894

Operating Loss	(33,316,045)	(23,531,894)

Other Income (Expense):
Interest income	251,399	261,825
Gain on forgiveness of note payable - Paycheck Protection Program and accrued interest	—	166,557
Other income	—	59,917
Interest expense	—	(10,839)
Total Other Income, Net	251,399	477,460

Loss before Income Taxes	(33,064,646)	(23,054,434)
Income tax expense	576,000	—

Net Loss	(33,640,646)	(23,054,434)
Deemed dividend on warrant extension	—	1,450,876

Net Loss Applicable to Common Stockholders	$(33,640,646)	(24,505,310)

Net Loss Per Share Applicable to Common Stockholders - Basic and Diluted	$(0.23)	(0.23)

Weighted Average Common Shares Outstanding
Basic and diluted	146,082,399	108,599,080

CITIUS PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2022 AND 2021

	2022	2021
Cash Flows From Operating Activities:
Net loss	$(33,640,646)	$(23,054,434)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	3,905,954	1,454,979
Issuance of common stock for services	378,204	68,000
Amortization of operating lease right-of-use asset	176,754	163,376
Depreciation	2,923	1,492
Deferred income tax expense	576,000	—
Gain from forgiveness of notes payable – paycheck protection program and accrued interest	—	(166,557)
Changes in operating assets and liabilities:
Prepaid expenses	(111,176)	(2,619,167)
Deposits	—	19,031
Accounts payable	(111,717)	(579,140)
Accrued expenses	783,434	457,920
Accrued compensation	(143,749)	251,081
Accrued interest	—	(87,996)
Operating lease liability	(177,237)	(158,999)
Net Cash Used In Operating Activities	(28,361,256)	(24,250,414)

Cash Flows From Investing Activities:
Purchase of property and equipment	—	(6,938)
Purchase of in-process research and development	—	(40,000,000)
Net Cash Used In Investing Activities	—	(40,006,938)

Cash Flows From Financing Activities:
Principal paid on notes payable – related parties	—	(172,970)
Proceeds from sale of NoveCite, Inc. common stock	—	500
Proceeds from common stock warrant exercises	—	31,130,134
Proceeds from common stock option exercises	—	82,634
Net proceeds from private placement	—	18,450,410
Net proceeds from registered direct offerings	—	70,979,842
Net Cash Provided By Financing Activities	—	120,470,550

Net Change in Cash and Cash Equivalents	(28,361,256)	56,213,198
Cash and Cash Equivalents – Beginning of Year	70,072,946	13,859,748
Cash and Cash Equivalents – End of Year	$41,711,690	$70,072,946